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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 15, 2000


                        IL FORNAIO (AMERICA) CORPORATION
               (Exact name of Company as specified in its charter)


         Delaware                                 0-29410                          94-2766571
(State or other jurisdiction of             (Commission File No.)               (I.R.S. Employer
incorporation or organization)                                                  Identification No.)


                         770 TAMALPAIS DRIVE, SUITE 400
                         CORTE MADERA, CALIFORNIA 94925
               (Address of principal executive offices) (Zip code)


                                 (415) 945-0500
                (Company's telephone number, including area code)



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Item 5. Other Events.

     On November 15, 2000, Il Fornaio (America) Corporation (the "Company") and Manhattan Acquisition Corp., a Delaware corporation ("Acquisition Corp.") that is an affiliate of Bruckmann, Rosser, Sherill & Co., L.L.C., an investment firm based in New York ("BRS"), entered into an Agreement and Plan of Merger (the "Agreement") that, subject to the terms and conditions thereof, contemplates (i) the merger of Acquisition Corp. with and into the Company, with the Company as the surviving corporation (the "Merger") and (ii) the conversion of each outstanding share of common stock of the Company into the right to receive $14.00 in cash. At the effective time of the Merger, senior management and certain directors and current stockholders of the Company, who have agreed to vote all of their stock (approximately 16% of the Company's outstanding stock, excluding options) in favor of the Merger, will retain a significant equity interest in the surviving corporation. Consummation of the Merger is subject to a number of conditions of the Agreement, including, but not limited to, obtaining the approval of the stockholders of the Company, regulatory and other third-party consents and the receipt of financing. The Company's press release dated November 16, 2000, entitled "Il Fornaio Announces Definitive Agreement to be Acquired for $14 per Share," is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     Exhibit No.      Description
     -----------      -----------
         99.1         Press release of the Company dated November 16, 2000.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IL FORNAIO (AMERICA) CORPORATION
                                            (Company)


Date:  November 16, 2000                    By:   /s/ Peter Hausback
                                            ------------------------
                                            Peter Hausback
                                            Chief Financial Officer


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